EXHIBIT 10.28

SECOND AMENDMENT TO CREDIT AND SECURITY AGREEMENT

THIS SECOND AMENDMENT TO CREDIT AND SECURITY AGREEMENT (this “Amendment”) dated as of December 31, 2010, is entered into by and among iSecureTrac Corp., a Delaware corporation (“Debtor”) and Crestpark LP, Inc., a Delaware corporation (“Secured Party”).

RECITALS:

WHEREAS, Debtor and Secured Party are parties to that certain Credit and Security Agreement dated as of October 29, 2007 as amended by that First Amendment to Credit and Security Agreement dated as of December 18, 2007 (such agreement, together with all amendments, modifications and restatements, and as further amended, modified and restated by this Amendment, the “Agreement”);

WHEREAS, the parties have contemporaneously herewith amended and restated the Note in order to (i) capitalize all accrued but unpaid interest thereon; (ii) reallocate the Principal Amount between the Fixed Tranche and the Floating Tranche; (iii) increase the amount loaned to Debtor by $818,000; and (iv) modify the payment terms of the Note;

WHEREAS, the parties hereto desire to amend the Agreement in certain respects as hereinafter set forth, in order to reflect the changes being made to the Note;

NOW THEREFORE, in consideration of the foregoing, and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto agree as follows:

SECTION 1.  DEFINED TERMS.  Capitalized terms used herein and not otherwise defined herein shall have the meanings set forth in the Note.

SECTION 2.  AMENDMENTS TO AGREEMENT.

2.1         Amendment to Introduction.  The second full paragraph of the introduction to the Agreement is hereby amended in its entirety to read as follows:

Debtor is executing an Amended and Restated Promissory Note in the original principal amount of $14,891,086 in favor of the Secured Party.  As security for the indebtedness represented thereunder, Debtor hereby agrees with Secured Party as follows:

2.2         Amendment to Section 1(i).  Section 1(i) is hereby amended in its entirety to read as follows:

“Note” means that certain Amended and Restated Promissory Note executed by Debtor in favor of Secured Party in the original principal amount of $14,891,086, as it may be amended, restated or modified.

SECTION 3.  REPRESENTATIONS AND WARRANTIES.  Debtor represents and warrants that, as of the date hereof:
3.1         Authorization; No Conflict.  The execution and delivery by Debtor of this Amendment and the performance by Debtor of its obligations under the Agreement have been duly authorized by all necessary corporate or equivalent action, do not require any filing or registration with or approval or consent of any governmental agency or authority, do not and will not conflict with, result in any violation of, or constitute any default under any provision of the organizational documents of Debtor or any material agreement or other document binding upon or applicable to Debtor (or any of its respective properties) or any material law or governmental regulation or court decree or order applicable to Debtor, and will not result in or require the creation or imposition of any lien in any of the properties of Debtor pursuant to the provisions of any agreement binding upon or applicable to Debtor.

3.2         Due Execution; Enforceability.  This Amendment has been duly executed and delivered by Debtor and, together with the Agreement, is a legal, valid and binding obligation of Debtor, enforceable in accordance with its terms subject, as to enforcement only, to bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforceability of the rights of creditors generally and to general principles of equity (regardless of whether enforcement is sought in equity or at law).

3.3         No Default.  No event has occurred and is continuing which constitutes an Event of Default.

3.4         Representations and Warranties.  All of the representations and warranties of Debtor contained in the Agreement and the other Loan Documents are true and correct in all material respects.

SECTION 4.  RATIFICATION.  The terms and provisions set forth in this Amendment shall modify and supersede all inconsistent terms and provisions set forth in the Agreement and, except as expressly modified and superseded by this Amendment, the terms and provisions of the Agreement and the other Loan Documents are ratified and confirmed and shall continue in full force and effect.  The Debtor agrees that the Agreement, as amended hereby, and the other Loan Documents to which it is a party or subject shall continue to be legal, valid, binding and enforceable in accordance with their respective terms.

SECTION 5.  CONDITIONS PRECEDENT.  This Amendment shall become effective as of the date hereof upon satisfaction of all of the following conditions:

5.1         Amendment and Note.  Receipt by Secured Party of counterpart originals of this Amendment and an amended and restated promissory note, duly executed by Debtor and Secured Party, as applicable.

5.2         Resolutions.  Receipt by Secured Party of resolutions from Debtor which authorize the execution, delivery and performance by Debtor of this Amendment and any other documents to be executed in connection herewith to which Debtor is a party.

5.3         Incumbency Certificate.  Receipt by Secured Party of a certificate of incumbency certified by an authorized officer of Debtor certifying the names of each officer of Debtor authorized to sign this Amendment and each of the other documents to which Debtor is or is to be a party, together with specimen signatures of such officers.

5.4         Representations and Warranties.  The representations and warranties contained in Section 3 of this Amendment shall be true and correct in all material respects.

5.5         Other Documentation.  Receipt by Secured Party of such other documents, certificates and instruments, in form and substance satisfactory to Secured Party and its counsel, as Secured Party shall require.

SECTION 6.  MISCELLANEOUS.

6.1         Expenses.  Debtor agrees to pay, and save Secured Party harmless from all liability for, any stamp or other taxes which may be payable in connection with the execution or delivery of this Amendment, the borrowings under the Agreement, and the execution and delivery of any instruments or documents provided for herein or delivered or to be delivered hereunder or in connection herewith.  All obligations provided in this Section 6.1 shall survive any termination of this Amendment and the Agreement.

6.2         No Waiver.  The execution and delivery of this Amendment shall not constitute a waiver of any disclosed or undisclosed default in existence as of the date hereof.

6.3         Captions.  Section captions used in this Amendment are for convenience only and shall not affect the construction of this Amendment.

6.4         Governing Law.  THIS AMENDMENT SHALL BE A CONTRACT MADE UNDER AND GOVERNED BY THE LAWS OF THE STATE OF TEXAS, WITHOUT REGARD TO CONFLICT OF LAWS PRINCIPLES.  Wherever possible each provision of this Amendment shall be interpreted in such manner as to be effective and valid under applicable laws, but if any provision of this Amendment shall be prohibited by or invalid under such laws, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Amendment.

6.5         Counterparts.  This Amendment may be executed in any number of counterparts, and by the parties hereto on the same or separate counterparts, and each such counterpart, when executed and delivered (including by facsimile machine, telecopier, or electronic mail), shall be deemed to be an original, but all such counterparts shall together constitute but one and the same Amendment.

6.6         Reference to Agreement.  On and after the date hereof, each reference in the Agreement to “this Agreement,” “hereunder,” “hereof,” “herein” or words of like import, and each reference to the Agreement in any Note and in any other agreement, document or other instrument executed and delivered pursuant to the Agreement, shall mean and be a reference to the Agreement.

6.7         Loan Document.  This Amendment is a Loan Document and is subject to all provisions of the Agreement applicable to Loan Documents, all of which are incorporated in this Amendment by reference the same as if set forth in this Amendment verbatim.

6.8         Severability.  Any provisions of this amendment held by a court of competent jurisdiction to be invalid or unenforceable shall not impair or invalidate the remainder of this Amendment and the effect thereof shall be confined to the provisions so held to be invalid or unenforceable.

6.9         Successors and Assigns.  This Amendment shall be binding upon the parties hereto and their respective successors and assigns, and shall inure to the sole benefit of the parties hereto and the successors and assigns of Secured Party.  Notwithstanding the foregoing, Debtor shall not assign its rights or duties hereunder without the consent of Secured Party.

6.10       Release.  Debtor hereby unconditionally and irrevocably remises, acquits, and fully and forever releases and discharges Secured Party and all respective affiliates and subsidiaries of Secured Party, their respective officers, servants, employees, agents, attorneys, principals, directors and shareholders, and their respective heirs, legal representatives, successors and assigns (collectively, the “Released Secured Parties”) from any and all claims, demands, causes of action, obligations, remedies, suits, damages and liabilities (collectively, the “Debtor Claims”) of any nature whatsoever, whether no known, suspected or claimed, whether arising under common law, in equity or under statute, which Debtor ever had or now has against the Released Secured Parties which may have arisen at any time on or prior to the date of this Amendment and which were in any manner related to any of the Loan Documents or the enforcement or attempted enforcement by Secured Party of rights, remedies or recourses related thereto.  Debtor covenants and agrees never to commence, voluntarily aid in any way, prosecute or cause to be commenced or prosecuted against any of the Released Secured Parties any action or other proceeding based upon any of the Debtor Claims which may have arisen at any time on or prior to the date hereof and were in any manner related to any of the Loan Documents.  The agreements of Debtor set forth in this Section 6.10 shall survive termination of this Amendment.

6.11       ENTIRE AGREEMENT.  THE AGREEMENT, AS AMENDED BY THIS AMENDMENT, AND THE OTHER LOAN DOCUMENTS REPRESENT THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES.  THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.

Delivered as of the day and year first above written.

DEBTOR:
ISECURETRAC CORP., a Delaware corporation
By:	/s/ Peter A. Michel
Peter A. Michel
Its:	Chief Executive Officer

SECURED PARTY:
CRESTPARK LP, INC., as Secured Party
By:	/s/ Heather Kreager
Heather Kreager
Its:	Senior Vice President